UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2007 (August 10, 2007)
Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)
(615) 263-3000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendments to Deferred Compensation Plans
     On August 10, 2007, the Board of Directors of Corrections Corporation of America (the “Company”) approved the amendment and restatement of the Corrections Corporation of America Non-Employee Director Deferred Compensation Plan and the Corrections Corporation of America Executive Deferred Compensation Plan in order to make certain administrative changes and to bring them into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.
     The amended and restated plans are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein in their entirety by this reference.
Amendments to Executive Employment Agreements
     On August 15, 2007, Corrections Corporation of America (the “Company”) entered into amended employment agreements with John D. Ferguson, Todd J. Mullenger, William K. Rusak, Richard P. Seiter and G.A. Puryear IV in order to bring them into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.
     The amended executive employment agreements are attached hereto as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7 and are incorporated herein in their entirety by this reference.
Amendment to Kenneth A. Bouldin Employment Agreement
     As previously disclosed, Kenneth A. Bouldin has decided to retire from his current position as Executive Vice President and Chief Development Officer of the Company, effective August 31, 2007. Mr. Bouldin, however, has agreed to remain with the Company in order to provide assistance with the transition and other matters related to business development as needed for a one-year period. In connection therewith, the Company and Mr. Bouldin have entered into an amendment to Mr. Bouldin’s employment agreement and general release (the “Agreement”), pursuant to which Mr. Bouldin will remain an employee of the Company until August 31, 2008. During this time, Mr. Bouldin will continue to receive his current annual base salary of $321,368 as well as customary life and health insurance benefits (to the extent permissible under the Company’s insurance plans). Mr. Bouldin will be eligible to receive a pro rata bonus pursuant to the Company’s 2007 Cash Incentive Plan, but will no longer have the right to receive a bonus pursuant to any similar incentive plan adopted for the 2008 fiscal year. Additionally, Mr. Bouldin will no longer be entitled to receive any severance payments or other benefits in the event of a termination of his employment without “cause” or in connection with a change in control of the Company, as was the case under Mr. Bouldin’s prior employment agreement. As provided for in the Agreement, Mr. Bouldin has also agreed to forfeit his February 2007 option grant as well as all of his unvested restricted stock and to release any potential claims he may have against the Company arising from or during his employment as Executive Vice President and Chief Development Officer of the Company.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.8. The terms of Mr. Bouldin’s original employment agreement are described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 13, 2007. Such description is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Amended and Restated Corrections Corporation of America Non-Employee Director Deferred Compensation Plan.

10.2	Amended and Restated Corrections Corporation of America Executive Deferred Compensation Plan.

10.3	Second Amended and Restated Employment Agreement, dated as of August 15, 2007, with John D. Ferguson.

10.4	First Amended and Restated Employment Agreement, dated as of August 15, 2007, with Todd J. Mullenger.

10.5	First Amended and Restated Employment Agreement, dated as of August 15, 2007, with William K. Rusak.

10.6	Second Amended and Restated Employment Agreement, dated as of August 15, 2007, with Richard P. Seiter.

10.7	First Amended and Restated Employment Agreement, dated as of August 15, 2007, with G.A. Puryear IV.

10.8	First Amendment to Employment Agreement and General Release, dated as of August 15, 2007, with Kenneth A. Bouldin.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 16, 2007	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Todd J. Mullenger
Todd J. Mullenger
Executive Vice President and Chief Financial Officer